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                                                                  EXHIBIT 3(i)

                          FRANKLIN ELECTRIC CO., INC.
                    AMENDED AND RESTATED 1996 NONEMPLOYEE
                          DIRECTOR STOCK OPTION PLAN

                                   ARTICLE 1.

                    ESTABLISHMENT, PURPOSE, AND DURATION

1.1. Establishment of the Plan. Franklin Electric Co., Inc., an Indiana corporation (hereinafter referred to as the "Company"), hereby amends and restates its incentive compensation plan to be known as the "Amended and Restated 1996 Franklin Electric Co., Inc. Nonemployee Director Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options to Nonemployee Directors, subject to the terms and provisions set forth herein.

Upon approval by the Board of Directors of the Company, subject to ratification within twelve (12) months by an affirmative vote of a majority of Shares of the Common Stock present and entitled to vote at the Annual Meeting at which a quorum is present, the Plan shall become effective as of February 11, 2000 (the "Effective Date"), and shall remain in effect as provided in
Section 1.3 herein.

1.2. Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors to those of Company shareholders, and to attract and retain Nonemployee Directors of outstanding competence.

1.3. Duration of the Plan. The Plan shall commence on February 11, 2000, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 8.1 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after March 30, 2006.

                                  ARTICLE 2.

                        DEFINITIONS AND CONSTRUCTION

2.1. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

"Award" means a grant of Nonqualified Stock Options under the Plan.

"Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

"Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.







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"Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of the Plan.

"Change in Control" of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:

(i) Any Person (other than the Person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(ii) The election to the Board of Directors of the Company, without the recommendation or approval of a majority of the incumbent Board of Directors, of the lesser of (a) three directors, or (b) directors constituting a majority of the numbers of directors then in office; or

(iii) The stockholders of the Company approve (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 3% of the Shares of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

"Code" means the Internal Revenue Code of 1986, as amended, in effect at the time of reference, or any successor revenue Code that may hereafter be adopted in lieu thereof, and references to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

"Company" means Franklin Electric Co., Inc., an Indiana corporation, and the Company's subsidiaries, as well as any successor to any such entities, as provided in Section 9.3 herein.

"Director" means any individual who is a member of the Board of Directors of the Company.

"Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in good faith.
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"Employee" means any full-time, nonunion, salaried employee of the Company.
For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director, shall not be deemed to be an Employee.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

"Fair Market Value" means the closing sale price of a Share on the principal securities exchange on which the Shares are publicly traded, or if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

"Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but is not, as of the date of the grant of an Award hereunder, an Employee of the Company.

"Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to meet the requirements of Code Section 422.

"Option" means a Nonqualified Stock Option granted under the Plan.

"Participant" means a Nonemployee Director of the Company who has an outstanding Award granted under the Plan.

"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

"Shares" means the $.10 par value common stock of the Company.

"Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company has a majority voting interest, and which the Committee designates as a participating entity in the Plan.

2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                  ARTICLE 3.

                               ADMINISTRATION

3.1. The Board of Directors. The Plan shall be administered by the Board of Directors of the Company.

3.2. Administration by the Board. The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Board have the sole and exclusive power to determine Plan eligibility, or to determine the number, the Option Price, the vesting period, or the frequency and timing of Awards to be made under the Plan to any Participant (all such determinations are automatic pursuant to the provisions of the Plan).

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3.3.  Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all Persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                                   ARTICLE 4.

                           SHARES SUBJECT TO THE PLAN

4.1. Number of Shares. Subject to adjustment as provided in Section 4.3 herein, no more than three hundred thousand (300,000) Shares shall be eligible for purchase by Participants pursuant to Options granted under the Plan.

4.2. Lapsed Awards. If any Option granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option again shall be available for the grant of an Option under the Plan.

4.3. Adjustment in Available Shares. Any increase in the number of outstanding Shares of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of Shares then available for issuance under the Plan. Any fractional Shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board shall make such adjustment in the number and class of Shares which may thereafter be issued, as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

                                  ARTICLE 5.

                          ELIGIBILITY AND PARTICIPATION

5.1. Eligibility. Persons eligible to participate in the Plan are limited to Nonemployee Directors.

5.2. Actual Participation. Subject to the provisions of Article 6 of the Plan, all Nonemployee Directors shall receive grants of Options upon election and/or reelection to serve on the Board of Directors.

                                  ARTICLE 6.

                         NONQUALIFIED STOCK OPTIONS

6.1. Grants of Options. Subject to the limitation on the number of Shares subject to the Plan, each person who is a Nonemployee Director following each Annual Meeting of the Shareholders shall automatically be granted an Option to purchase five thousand (5,000) Shares.

6.2. Limitation on Grant of Options. Other than those grants of Options set forth in Section 6.1, no additional Options shall be granted under the Plan.

6.3. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, and the number of Shares available for purchase under the Option as set forth in the Plan.


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6.4.  Option Price. The Option Price per Share available for purchase under an
Option shall be equal to the Fair Market Value of such Share on the date the Option is granted.

6.5. Duration of Options. Each Option shall expire on the tenth (10th) anniversary date of its grant.

6.6. Vesting of Shares Subject to Option. Participants shall be entitled to exercise Options at any time and from time to time, within the time period beginning one (1) year after grant of the Option, and ending ten (10) years after grant of the Option, and according to the following vesting schedule: one-third of the Options shall vest on each of the first, second, and third anniversaries of the date of grant of the Options.

6.7. Payment. A Participant may exercise an Option by delivery of a written notice, specifying the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Option Price of any Shares to be purchased (in the form of a cashier's or certified check). No Shares shall be issued upon exercise of an Option until full payment has been made therefor. Notwithstanding the preceding sentence, the Board may permit a Participant to pay the Option Price of the Shares to be purchased (i) in Shares valued at their Fair Market Value at the date of exercise, (ii) by agreeing to surrender Options then exercisable by him valued at the excess of the aggregate Fair Market Value of the Shares subject to such Options on the date of exercise over the aggregate Option Price of such Shares, (iii) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Options having an aggregate Fair Market Value on the date of exercise equal to the Option Price of the Option, or (iv) by such other medium of payment as the Board, in its discretion, shall authorize, or by any combination of the aforementioned methods of payment. Shares issued upon exercise of an Option shall be issued only in the name of the Participant. All notices shall be delivered to the Secretary of the Company and shall become effective when received.

6.8. Termination of Service on Board of Directors Due to Death or Disability. In the event the service of a Participant on the Board is terminated by reason of death, Disability, or retirement on or after attaining the age of seventy
(70), any outstanding Options granted to that Participant that are not exercisable as of the date of death (or as of the date that the definition of Disability is satisfied, or the date of retirement, as applicable) shall immediately become exercisable.

To the extent an Option is exercisable by reason of death, as of the date that the definition of Disability is satisfied, or retirement on or after attaining the age of seventy (70), as applicable, such Option shall remain exercisable at any time prior to its expiration date, or for two (2) years after the date of death, or the date that the definition of Disability is satisfied, or the date of retirement, as applicable, whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

6.9. Termination of Service on Board of Directors for Other Reasons. If the service of the Participant on the Board shall terminate for any reason other than for death, Disability, or retirement on or after attaining the age of seventy (70), any outstanding Options held by the Participant that are not exercisable as of the date of termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan).
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To the extent an Option is exercisable as of the date of termination of the
Participant's service on the Board, it shall remain exercisable at any time prior to its expiration date, or for six (6) months after the date the Participant's service on the Board terminates, whichever period is shorter.

6.10. Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Notwithstanding the preceding provisions of this Section, a Participant, at any time prior to his or her death, may assign all or any portion of an Option granted to him or her to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of his or her spouse or lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax-exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendants, trustee, partnership or tax-exempt organization, will be entitled to all the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option as set forth herein immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Participant does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Board. Any such assignment shall be evidenced by an appropriate written document executed by the Participant and a copy thereof shall be delivered to the Board on or prior to the effective date of the assignment.

6.11. Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

                                   ARTICLE 7.

                               CHANGE IN CONTROL

In the event of a Change in Control of the Company, all Options granted under the Plan that are still outstanding and not yet vested and exercisable, shall become immediately one hundred percent (100%) vested in and exercisable by each Participant, as of the first date that the definition of Change in Control has been fulfilled, and shall remain as such for the remaining life of the Option, as such life is provided herein, and within the provisions of the related Award Agreements. All Options that are exercisable as of the Change in Control shall remain as such for the remaining life of the Options.

                                   ARTICLE 8.

                       AMENDMENT, MODIFICATION, AND TERMINATION

8.1. Amendment, Modification, and Termination. The Board, without further action on the part of the Company's shareholders, may at any time terminate, suspend or modify the Plan to the extent permitted by law, regulation or stock exchange requirements. No termination or amendment of the Plan, or amendment of any Option, shall adversely affect any right acquired by any Participant
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under an Option granted before the date of such termination or amendment, unless such Participant shall consent; but it shall be conclusively presumed that any adjustments in capitalization as provided in Section 4.3 above does not adversely affect any such right.

8.2. Options Previously Granted. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Option previously granted under the Plan, without the written consent of the Participant holding the Option.

                                 ARTICLE 9.

                               MISCELLANEOUS

9.1. Indemnification. Each individual who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

9.2. Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation, or if all beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

9.3. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

9.4. Requirements of Law. The granting of Options under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.5. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.


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